UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2011 (September 21, 2011)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 505-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2011, Centrue Financial Corporation (the “Company”) received the resignation of Thomas A. Daiber as President and CEO and as President of Centrue Bank in order to pursue other opportunities. Mr. Daiber also resigned as a director of the Company and Centrue Bank. Effective immediately, the respective boards of directors of the Company and Centrue Bank appointed current Senior Executive Vice President and Chief Financial Officer, Kurt R. Stevenson, as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Centrue Bank. Mr. Stevenson was also appointed as a director of the Company and Centrue Bank.
     Separately, the Company appointed current Centrue Bank Vice President and Controller, Kevin Alsvig as Chief Financial Officer of the Company and Centrue Bank, thereby assuming Mr. Stevenson’s current duties.
     The foregoing appointments are subject to final regulatory approval or non-objection. The Company’s press release related to the Company’s actions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d)     Exhibits

Exhibit Number
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
	By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, President and Chief Executive Officer
Dated: September 23, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release